                                                                     EXHIBIT 32


 CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO 18 U.S.C. SECTION 1350


Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Pinnacle Airlines Corp. for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Philip H. Trenary, the President and Chief Executive Officer, and Peter D. Hunt, the Vice President and Chief Financial Officer, hereby certify that this Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


    Signature                          Title                         Date
    ---------                          -----                         ----
/s/ Philip H. Trenary       President and Chief Executive        April 27, 2006
-------------------------   Officer
Philip H. Trenary


/s/ Peter D. Hunt           Vice President and Chief Financial   April 27, 2006
------------------------    Officer
Peter D. Hunt